As filed with the Securities and Exchange Commission on August 22, 2006

Registration No.      -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address, including zip code, of registrant’s principal executive offices)

The PNC Financial Services Group, Inc.

Supplemental Incentive Savings Plan

The PNC Financial Services Group, Inc.

and Affiliates Deferred Compensation Plan

(Full title of the plans)

Richard J. Johnson

Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)		Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee
Deferred Compensation Obligations (3)	$30,000,000	(5)	N/A	$30,000,000	$3,210.00
Deferred Compensation Obligations (4)	$5,000,000	(5)	N/A	$5,000,000	$535.00
Total Registration Fee					$3,745.00

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests of participation to be offered or sold pursuant to the employee benefit Plans referenced above on this cover page.
(3)	The Deferred Compensation Obligations are unsecured obligations of The PNC Financial Services Group, Inc. to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan.
(4)	The Deferred Compensation Obligations are unsecured obligations of The PNC Financial Services Group, Inc. to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan.
(5)	This Registration Statement also relates to the Deferred Compensation Obligations to pay deferred compensation in the future pursuant to the Plans registered under Form S-8 Registration Statements Nos. 333-18069 and 333-65040. Deferred Compensation Obligations issuable under the Plans have been previously registered under the Securities Act of 1933, of which $516,278.02 issuable under The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan and $29,850,894.99 issuable under The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan are being carried forward pursuant to this Registration Statement.

INTRODUCTION

The PNC Financial Services Group, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 because of the uncertainty as to whether the Deferred Compensation Obligations would or should be considered “securities” or be subject to registration under the Securities Act of 1933. The filing of this Registration Statement is not an admission by the Registrant or the Plans that the Deferred Compensation Obligations or interests are securities or are subject to the registration requirements of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The purpose of this Registration Statement is to register an additional $30,000,000 of Deferred Compensation Obligations in The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, an additional $5,000,000 of Deferred Compensation Obligations in The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan, and an indeterminate amount of interests of participation to be offered or sold pursuant to said employee benefit Plans. Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statements Nos. 333-18069 and 333-65040 are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference.

The following documents, each as filed by The PNC Financial Services Group, Inc. with the SEC pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

•	PNC’s annual report on Form 10-K for the year ended December 31, 2005

•	PNC’s quarterly reports on Form l0-Q for the quarters ended March 31, 2006 and June 30, 2006

•	PNC’s current reports on Form 8-K (by date of earliest event reported and date filed): dated January 20, 2006 (filed January 26, 2006); dated February 14, 2006 (filed February 21, 2006); dated February 15, 2006 (filed February 22, 2006); dated March 21, 2006 (filed March 24, 2006); and dated April 25, 2006 (filed May 1, 2006)

•	The description of PNC common stock set forth in the registration statement on Form 8-A filed by PNC pursuant to Section 12 of the Exchange Act in September 1987, including any amendment or report filed with the SEC for the purpose of updating this description

•	PNC’s Articles of Incorporation, as amended and restated, filed by PNC as Exhibit 3.3 to its current report on Form 8-K dated August 25, 2005 (filed August 30, 2005)

•	The description of the rights agreement, contained in a registration statement on Form 8-A filed by PNC pursuant to Section 12 of the Exchange Act on May 23, 2000, including any amendment or report filed with the SEC for the purpose of updating this description

PNC also incorporates by reference any additional documents subsequently filed by PNC with the SEC pursuant to Sections

13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Each such document shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective date of filing of each such document. These documents may include current reports on Form 8-K and periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as proxy statements. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

Item 6. Indemnification of Directors and Officers.

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444), which we refer to as the PA BCL, PNC has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PA BCL, PNC has the power to pay expenses (including attorneys’ fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PA BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

PNC’s By-Laws generally provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC’s By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

PNC has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

Item 8. Exhibits.

The exhibits listed in the Exhibit Index of this Registration Statement are filed herewith or, where so indicated, are incorporated herein by reference to other filings. Incorporated document references to filings by the Registrant are to SEC File No. 001-09718.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser; and

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 22, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
* James E. Rohr	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2006

* Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)	August 22, 2006

/s/ Samuel R. Patterson Samuel R. Patterson	Controller (Principal Accounting Officer)	August 22, 2006

*By:	/s/ Samuel R. Patterson
Samuel R. Patterson, Attorney-in-Fact,
pursuant to Powers of Attorney filed
herewith

* Paul W. Chellgren	Director	August 22, 2006

* Robert N. Clay	Director	August 22, 2006

* J. Gary Cooper	Director	August 22, 2006

* George A. Davidson, Jr.	Director	August 22, 2006

* Kay Coles James	Director	August 22, 2006

* Richard B. Kelson	Director	August 22, 2006

* Bruce C. Lindsay	Director	August 22, 2006

* Anthony A. Massaro	Director	August 22, 2006

* Thomas H. O’Brien	Director	August 22, 2006

* Jane G. Pepper	Director	August 22, 2006

* Lorene K. Steffes	Director	August 22, 2006

* Dennis F. Strigl	Director	August 22, 2006

* Stephen G. Thieke	Director	August 22, 2006

* Thomas J. Usher	Director	August 22, 2006

* George H. Walls, Jr.	Director	August 22, 2006

* Helge H. Wehmeier	Director	August 22, 2006

*By:	/s/ Karen M. Barrett
Karen M. Barrett, Attorney-in-Fact,
pursuant to Powers of Attorney filed
herewith

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 22, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC. SUPPLEMENTAL INCENTIVE SAVINGS PLAN (Plan)

By:	/s/ James S. Gehlke
(Signature and Title)
James S. Gehlke,
Plan Manager/Administrator

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 22, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES DEFERRED COMPENSATION PLAN (Plan)

By:	/s/ James S. Gehlke
(Signature and Title)
James S. Gehlke,
Plan Manager/Administrator

EXHIBIT INDEX

Exhibit 4.1	The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, as amended and restated	Incorporated by reference to Exhibit 10.4 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2004

Exhibit 4.2	First Amendment to The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, as amended and restated	Incorporated by reference to Exhibit 10.8 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2005

Exhibit 4.3	The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan, as amended and restated	Incorporated by reference to Exhibit 10.7 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2004

Exhibit 4.4	First Amendment to The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan, as amended and restated	Incorporated by reference to Exhibit 10.8 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2005

Exhibit 4.5	The PNC Financial Services Group, Inc. Articles of Incorporation, as amended and restated	Incorporated by reference to Exhibit 3.3 to the Registrant’s current report on Form 8-K dated August 25, 2005

Exhibit 5	Opinion of Morgan, Lewis & Bockius	Filed herewith

Exhibit 23.1	Consent of Morgan, Lewis & Bockius	Included in the opinion filed as Exhibit 5 hereto

Exhibit 23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith

Exhibit 24	Powers of Attorney	Filed herewith